                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K



                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                               February 3, 1997
                               ----------------
                                Date of Report



                                HOMECORP, INC.
----------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



              DELAWARE                  0-18284           36-3680814
   -------------------------------  -------------------------------------
   (State or other jurisdiction       (Commission        (IRS Employer
    of incorporation)                  File Number)       Identification
                                                                 Number)



  1107 EAST STATE STREET, ROCKFORD, IL                   61104-2259
  ------------------------------------------------------------------------
  (Address of principal executive offices)               (Zip Code)



  Registrant's telephone number, including area code  (815) 987-2200
                                                      --------------

ITEM 5.  OTHER EVENT

         On January 22, 1997, the Registrant issued the attached Press
     Release.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)  Exhibits

              1.  Press Release, dated January 22, 1997.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        HOMECORP, INC.



Date:  February 3, 1997                 By:  /s/ C. Steven Sjogren
     --------------------                    ---------------------------
                                             C. Steven Sjogren
                                             President and
                                             Chief Executive Officer

HOMECORP, INC. REPORTS FOURTH QUARTER AND ANNUAL EARNINGS

Rockford, Illinois, January 22, 1997 - HomeCorp, Inc. (NASDAQ:HMCI), the parent company for HomeBanc, fsb today reported earnings for the quarter and the full year ended December 31, 1996. Earnings for the fourth quarter were $348,609 or $0.29 per share up 10.5% from $315,479 or $0.27 per share during the same period last year. HomeCorp's earnings for the twelve month period were impacted by Congressional legislation which included a special assessment on all institutions insured under the Federal Deposit Insurance Corporation's (FDIC) Savings Association Insurance Fund (SAIF). HomeCorp's special assessment resulted in a net after tax reduction in the full year's earnings of $1,246,194. Excluding this special assessment, HomeCorp's full year's earnings were $1,605,025 or $1.36 per share, an increase of 33% from $1,207,482 or $1.03 per share during the full year 1995. Including the special assessment, HomeCorp reported earnings for the full year 1996 of $358,831 or $0.30 per share.

The Company's earnings for the fourth quarter and full year 1996 were favorably impacted by gains in loan fees and service charges as well as income from real estate development. Loan fees and service charges during the fourth quarter increased 10% over the corresponding period last year, and increased 16.7% over the prior year to $1.7 million for the full year 1996. Income from real estate development totaled $486,629 during the fourth quarter of 1996 and $861,175 during the full year 1996 as a result of real estate closings. This is consistent with the Company's ongoing plan to reduce its involvement in real estate development activities.

Net interest income for the fourth quarter increased nearly 7% over the fourth quarter of 1995. The Company's net interest income for the full year 1996 was negatively impacted by the transfer of a significant earning asset to real estate owned; earnings on real estate owned are reported as non-interest income. Net interest income, exclusive of the transfer, would have increased 5.1% from the year earlier. The Bank's net interest margin also increased to 3.15% during the fourth quarter of 1996 from 2.92% during the same quarter last year.

The Bank's continued focus on growth in our core banking business has resulted in a 3.5% increase in loan originations during 1996 when compared to 1995.
While the real estate loan originations remained relatively constant year to year, steady growth continued in consumer and business loans. Core deposit balances also increased approximately 4.5% over the prior year and the number of account relationships increased nearly 7%.

Real estate owned declined slightly during the period. The Bank's provision for loan losses during the fourth quarter was $170,000. The Bank's allowance for loan losses totaled approximately $1.6 million at December 31, 1996, representing .60% of total loans. The provision for loss on real estate and other includes a $246,000 provision for costs associated with termination of the Bank's position as a credit enhancer.

The Company had total assets of $335.8 million and total deposits of $311.8 million and net loans receivable of $259.1 million at December 31, 1996. Stockholders' Equity at December 31, 1996 was $20.9 million representing a book value of $18.48 per share.

The Bank's suit in the United States Court of Federal Claims against the United States for breach of contract with regard to the utilization of the supervisory goodwill as capital created when the Bank acquired failing institutions in the 1980's, continues to be stayed. HomeBanc, along with others, is awaiting notice from the court of its order of priority for scheduling hearings of these claims.

HomeCorp, Inc. is the holding company for HomeBanc, fsb which operates ten offices in Rockford, Loves Park, CherryVale, Freeport, and Dixon, Illinois. HomeCorp's shares are traded on the NASDAQ/National Market System, using the symbol HMCI.

SELECTED CONSOLIDATED FINANCIAL INFORMATION

                                                   12/31/96                  12/31/95
                                                   --------                  --------
Selected Balance Sheet Data:

  Total Assets                                   $335,824,474              $338,026,597
  Loans Receivable, Net                           259,139,564               261,021,836
  Loans Held for Sale                               1,872,513                 4,741,405
  Mortgage-Backed Securities                       18,858,630                24,487,509
  Investment Securities                             5,502,353                 6,504,355
  Securities Held For Sale                         12,496,885                 8,311,118
  Investment in Real Estate Dev.                    5,094,960                 4,059,899
                                                  311,754,446               314,293,883
  Stockholders' Equity                           $ 20,858,256              $ 20,423,500

  Book Value Per Share *                               $18.48                    $18.13
  Book Value Per Share-Fully Diluted                   $17.73                    $17.46
  Stockholders' Equity
     to Total Assets                                     6.21%                     6.04%

  * 1,128,579 Shares Outstanding at December 31, 1996.

                                             Three Months Ended          Twelve Months Ended
                                          12/31/96       12/31/95       12/31/96      12/31/95
                                          --------       --------       --------      --------
Selected Operating Data:

  Total Interest Income                  $6,208,339    $  6,116,853   $ 24,381,306  $ 24,435,824
  Total Interest Expense                  3,779,541       3,846,043     14,885,227    15,064,598
                                         ----------    ------------   ------------  ------------
     Net Interest Income                  2,428,798       2,270,810      9,496,079     9,371,226

  Provision for Loan Losses                 170,000          90,000        565,000       360,000
  Provision for Loss on Real Estate
     and Other                              346,000               0        346,000             0
  Loan Fees and Service Charges             447,136         406,121      1,699,220     1,455,525
  Income (Loss) from Real Estate            486,629         (80,272)       861,175       (53,673)
  REO Operations                            120,162         115,573        471,109       115,573
  Other Non-Interest Operating Inc.          59,598          18,117        165,512       129,370
  Non-Interest Operating Expense          2,673,362       2,236,921     10,110,528     9,004,280
  SAIF Special Assessment                         0               0      2,042,942             0
  Gains on Sale of Investments,
     Mortgage-Backed Securities,
     and Loans                              203,849         113,221        933,314       297,046
                                         ----------    ------------   ------------  ------------

  Income Before Income Taxes                556,810         516,649        561,939     1,950,787

  Income Tax Expense                        208,201         201,170        203,108       743,305
                                         ----------    ------------   ------------  ------------
     Net Income                          $  348,609    $    315,479   $    358,831   $ 1,207,482
                                         ==========    ============   ============    ==========

  Earnings Per Share:
     Net Income                               $0.29           $0.27          $0.30         $1.03
                                              =====           =====          =====         =====


EFFECT OF SAIF ASSESSMENT
                                                                        Income/            Per
                                                                        (Loss)            Share
                                                                      ------------      --------

Net income/(Loss) as reported                                         $    358,831         $0.30
                                                                      ------------         -----
SAIF (FDIC) Assessment                                                   2,042,942
  Less Income Tax Effect                                                  (796,748)
                                                                      ------------
SAIF (FDIC) Assessment - Net                                             1,246,194          1.06
                                                                      ------------          ----
Results excluding effect
  of SAIF Assessment                                                  $  1,605,025         $1.36
                                                                      ============         =====